Exhibit 99

FOR IMMEDIATE RELEASE

December 20, 2016

Contact: (analysts) Jeff Siemon: 763-764-2301

(media) Bridget Christenson: 763-764-6364

GENERAL MILLS REPORTS FISCAL 2017 SECOND-QUARTER RESULTS

•	Diluted earnings per share (EPS) declined 8 percent to $0.80, driven by a prior-year gain from the divestiture of Green Giant in North America; adjusted diluted EPS¹ totaled $0.85, an increase of 5 percent in constant currency

•	Operating profit margin was 18.7%, down 180 basis points versus a year ago; adjusted operating profit margin increased 160 basis points to 19.6% of net sales

•	Net sales decreased 7% to $4.1 billion; organic net sales declined 4%

•	For the full-year fiscal 2017, company reiterates targets for adjusted diluted EPS growth and adjusted operating profit margin expansion; lowers targets for organic net sales and total segment operating profit growth; and raises target for free cash flow growth

MINNEAPOLIS, Minn. – December 20, 2016 – General Mills (NYSE: GIS) today reported results for the second quarter ended November 27, 2016.

“Although we posted disappointing net sales performance in the second quarter, we delivered good growth in adjusted diluted EPS, driven by significant expansion in our adjusted operating profit margin,” said General Mills Chairman and Chief Executive Officer Ken Powell. “Our organic sales declines reflect the actions we’ve taken to optimize our spending and prioritize profitable volume, as well as weakening food-industry trends in the U.S. We’re making targeted adjustments to our plans in the second half to improve our topline performance while still delivering our margin expansion and EPS growth commitments. We remain confident that our strategy of investing behind Consumer First ideas – while driving strong margin expansion – will generate long-term sustainable growth, robust cash flow, and top-tier returns for our shareholders.”

¹	Please see Note 7 to the Consolidated Financial Statements below for reconciliation of this and other non-GAAP measures used in this release.

Second Quarter Results Summary

•	Reported net sales declined 7 percent to $4.1 billion due to lower organic net sales and the divestiture of the North American Green Giant business. Organic net sales declined 4 percent, with volume reductions in the U.S. Retail and International segments partially offset by benefits from positive net price realization and mix.

•	Gross margin increased 220 basis points to 37.0 percent of net sales, reflecting benefits from cost savings initiatives, favorable mark-to-market effects, and lower restructuring expenses. Adjusted gross margin, which excludes certain items affecting comparability, increased 130 basis points to 36.8 percent, driven by cost savings efforts more than offsetting benign input cost inflation.

•	Operating profit totaled $769 million, down 15 percent from year-ago levels that included a gain from the divestiture of Green Giant in North America. Operating profit margin of 18.7 percent was down 180 basis points. Adjusted operating profit margin increased 160 basis points to 19.6 percent, reflecting higher gross margins and a 20 percent reduction in media and advertising expense.

•	Total segment operating profit of $830 million was down 1 percent. Total segment operating profit essentially matched year-ago results in constant currency.

•	Net earnings attributable to General Mills totaled $482 million. Diluted EPS were $0.80, down 8 percent driven by last year’s gain from the divestiture of Green Giant in North America.

•	Adjusted diluted EPS, which excludes certain items affecting comparability of results, totaled $0.85 in the second quarter, up 4 percent from the prior year. Constant-currency adjusted diluted EPS increased 5 percent.

Six Month Results Summary

•	Reported net sales declined 7 percent to $8.0 billion and organic net sales declined 4 percent.

•	Gross margin increased 70 basis points to 36.6 percent of net sales. Adjusted gross margin increased 50 basis points to 37.1 percent.

•	Operating profit totaled $1.4 billion, down 11 percent from the prior year. Operating profit margin of 17.6 percent was down 80 basis points. Adjusted operating profit margin increased 120 basis points to 19.4 percent.

•	Total segment operating profit of $1.6 billion was down 3 percent. On a constant-currency basis, total segment operating profit declined 2 percent.

•	Net earnings attributable to General Mills totaled $891 million. Diluted EPS were $1.47, down 6 percent from a year ago.

•	Adjusted diluted EPS increased 1 percent to $1.63. Constant-currency adjusted diluted EPS were up 2 percent.

Operating Segment Results

Components of Reported Net Sales Growth

Second Quarter	Volume	Price/Mix	Foreign Exchange	Reported Net Sales
U.S. Retail	(14) pts	5 pts	—	(9)%
International	(3) pts	—	(2) pts	(5)%
Convenience Stores & Foodservice	—	(4) pts	—	(4)%

Total	(10) pts	3 pts	—	(7)%

Six Months
U.S. Retail	(13) pts	5 pts	—	(8)%
International	(3) pts	1 pt	(3) pts	(5)%
Convenience Stores & Foodservice	(1) pt	(4) pts	—	(5)%

Total	(9) pts	3 pts	(1) pt	(7)%

Components of Organic Net Sales Growth

Second Quarter	Organic Volume	Organic Price/Mix	Organic Net Sales	Foreign Exchange	Acquisitions & Divestitures	Reported Net Sales
U.S. Retail	(10) pts	4 pts	(6)%	—	(3) pts	(9)%
International	(3) pts	2 pts	(1)%	(2) pts	(2) pts	(5)%
Convenience Stores & Foodservice	—	(4) pts	(4)%	—	—	(4)%

Total	(7) pts	3 pts	(4)%	—	(3) pts	(7)%

Six Months
U.S. Retail	(9) pts	4 pts	(5)%	—	(3) pts	(8)%
International	(3) pts	2 pts	(1)%	(3) pts	(1) pt	(5)%
Convenience Stores & Foodservice	(1) pt	(4) pts	(5)%	—	—	(5)%

Total	(6) pts	2 pts	(4)%	(1) pt	(2) pts	(7)%

Segment Operating Profit Growth

Second Quarter	% Change as Reported	% Change in Constant Currency
U.S. Retail	2%
International	(22)%	(18)%
Convenience Stores & Foodservice	6%

Total	(1)%	Flat

Six Months
U.S. Retail	(2)%
International	(19)%	(15)%
Convenience Stores & Foodservice	11%

Total	(3)%	(2)%

U.S. Retail Segment

Second-quarter net sales for General Mills’ U.S. Retail segment totaled $2.52 billion, down 9 percent from the prior year with an increase in the Snacks operating unit more than offset by declines in the other units. Organic net sales declined 6 percent. Increases in Annie’s and Lärabar natural and organic products, Old El Paso Mexican products, and Totino’s frozen hot snacks were offset by declines in Yoplait yogurt, Pillsbury refrigerated dough, and Progresso soup. Segment operating profit increased 2 percent, primarily driven by benefits from cost savings initiatives and a decrease in media and advertising expense.

International Segment

Second-quarter net sales for General Mills’ International segment totaled $1.10 billion, down 5 percent from the prior year driven primarily by foreign exchange headwinds and the divestiture of Green Giant in Canada. On a constant-currency basis, net sales in the Asia/Pacific region were flat, with remaining regions posting net sales declines. Organic net sales declined 1 percent. Strong performance on Häagen-Dazs ice cream in Europe, Wanchai Ferry frozen meals and Yoplait yogurt in China, and Old El Paso Mexican products and Nature Valley grain snacks in Canada were offset by declines in Yoplait yogurt in Europe and the impact of snacks restructuring in China. International segment operating profit declined 22 percent as reported and 18 percent in constant currency, reflecting currency-driven inflation on products imported into Canada and the U.K., as well as the Green Giant divestiture.

Convenience Stores and Foodservice Segment

Second-quarter net sales for the Convenience Stores and Foodservice segment declined 4 percent to $488 million, with increases for the yogurt, mixes, and cereal platforms offset by market index pricing on bakery flour. Organic net sales were also down 4 percent. Segment operating profit increased 6 percent in the quarter, reflecting benefit from cost savings initiatives, lower input costs, and higher grain merchandising earnings.

Joint Venture Summary

Combined after-tax earnings from the Cereal Partners Worldwide (CPW) and Häagen-Dazs Japan (HDJ) joint ventures totaled $30 million, up 28 percent from the prior year driven by volume increases for both CPW and HDJ. On a constant-currency basis, after-tax earnings from joint ventures increased 27 percent. Net sales for CPW grew 3 percent in constant currency, and constant-currency net sales for HDJ increased 21 percent.

Other Income Statement Items

Unallocated corporate items totaled $19 million net expense in the second quarter of fiscal 2017, compared to $72 million net expense in 2016. Excluding mark-to-market valuation effects and other items affecting comparability, unallocated corporate items totaled $24 million net expense in this year’s second quarter compared to $42 million net expense a year ago.

Restructuring, impairment, and other exit costs totaled $29 million in 2017 compared to $61 million in 2016. An additional $24 million of restructuring and project-related charges were recorded in cost of sales this year compared to $38 million a year ago (please see Note 3 below for more information on these charges).

Net interest expense totaled $76 million in this year’s second quarter, compared to $74 million a year ago. The effective tax rate was 32.8 percent in the second quarter, compared to 37.4 percent last year (please see Note 6 below for more information on our effective tax rate). Excluding items affecting comparability, the adjusted effective tax rate was 32.4 percent compared to 32.3 percent a year ago.

Cash Flow Generation and Cash Returns

Cash provided by operating activities totaled $988 million through six months, down 15 percent from the prior year due to changes in trade and advertising accruals and changes in income taxes payable. Capital investments through the first six months totaled $318 million. Dividends paid year-to-date increased 8 percent to $576 million. During the first half of 2017, General Mills repurchased 20.5 million shares of common stock for a total of $1.35 billion. Average diluted shares outstanding for the first half declined 1 percent to 606 million.

Outlook

General Mills updated its key full-year fiscal 2017 targets as follows:

•	Organic net sales growth is now expected to decline between 3 and 4 percent, below the previous range of flat to down 2 percent.

•	Constant-currency total segment operating profit is now expected to increase 2 to 4 percent, reduced from previous guidance of 6 to 8 percent growth due to lower sales expectations.

•	The company is maintaining its targets for adjusted operating profit margin expansion of approximately 150 basis points and constant-currency adjusted diluted EPS growth of 6 to 8 percent from the base of $2.92 earned in fiscal 2016. The adjusted effective tax rate is now expected to finish approximately in line with the year-ago rate of 29.8 percent, and average diluted shares outstanding are now expected to decline 2 percent for the full year; these estimates are changes from previous guidance of a 100 basis point increase and a 1 to 2 percent reduction, respectively.

•	Currency translation is now expected to reduce full-year adjusted diluted EPS by 1 cent in 2017.

•	The company now expects free cash flow to increase at a high single-digit rate, up from previous guidance of mid single-digit growth driven by accelerated progress on core working capital management.

General Mills will hold a briefing for investors today, December 20, 2016, beginning at 8:30 a.m. Eastern time. You may access the webcast from General Mills’ internet home page: generalmills.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on our current expectations and assumptions. These forward-looking statements, including the statements under the caption “Outlook,” and statements made by Mr. Powell, are subject to certain risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. In particular, our predictions about future net sales and earnings could be affected by a variety of factors, including: competitive dynamics in the consumer foods industry and the markets for our products, including new product introductions, advertising activities, pricing actions, and promotional activities of our competitors; economic conditions, including changes in inflation rates, interest rates, tax rates, or the availability of capital; product development and innovation; consumer acceptance of new products and product improvements; consumer reaction to pricing actions and changes in promotion levels; acquisitions or dispositions of businesses or assets; changes in capital structure; changes in the legal and regulatory environment, including labeling and advertising regulations and litigation; impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets, or changes in the useful lives of other intangible assets; changes in accounting standards and the impact of significant accounting estimates; product quality and safety issues, including recalls and product liability; changes in consumer demand for our products; effectiveness of advertising, marketing, and promotional programs; changes in consumer behavior, trends, and preferences, including weight loss trends; consumer perception of health-related issues, including obesity; consolidation in the retail environment; changes in purchasing and inventory levels of significant customers; fluctuations in the cost and availability of supply chain resources, including raw materials, packaging, and energy; disruptions or inefficiencies in the supply chain; effectiveness of restructuring and cost savings initiatives; volatility in the market value of derivatives used to manage price risk for certain commodities; benefit plan expenses due to changes in plan asset values and discount rates used to determine plan liabilities; failure or breach of our information technology systems; foreign economic conditions, including currency rate fluctuations; and political unrest in foreign markets and economic uncertainty due to terrorism or war. The company undertakes no obligation to publicly revise any forward-looking statement to reflect any future events or circumstances.

Consolidated Statements of Earnings and Supplementary Information

GENERAL MILLS, INC. AND SUBSIDIARIES

(Unaudited) (In Millions, Except per Share Data)

	Quarter Ended			Six-Month Period Ended
	Nov. 27,	Nov. 29,		Nov. 27,	Nov. 29,
	2016	2015	% Change	2016	2015	% Change
Net sales	$4,112.1	$4,424.9	(7.1)%	$8,020.0	$8,632.8	(7.1)%
Cost of sales	2,592.6	2,884.3	(10.1)%	5,083.6	5,537.6	(8.2)%
Selling, general, and administrative expenses	708.1	772.7	(8.4)%	1,420.3	1,583.9	(10.3)%
Divestitures loss (gain)	13.5	(199.1)	NM	13.5	(199.1)	NM
Restructuring, impairment, and other exit costs	29.0	61.3	(52.7)%	87.9	121.4	(27.6)%

Operating profit	768.9	905.7	(15.1)%	1,414.7	1,589.0	(11.0)%
Interest, net	75.5	73.8	2.3%	149.4	149.1	0.2%

Earnings before income taxes and after-tax earnings from joint ventures	693.4	831.9	(16.6)%	1,265.3	1,439.9	(12.1)%
Income taxes	227.4	311.5	(27.0)%	404.0	510.1	(20.8)%
After-tax earnings from joint ventures	29.8	23.2	28.4%	54.0	48.9	10.4%

Net earnings, including earnings attributable to redeemable and noncontrolling interests	495.8	543.6	(8.8)%	915.3	978.7	(6.5)%
Net earnings attributable to redeemable and noncontrolling interests	14.0	14.1	(0.7)	24.5	22.6	8.4

Net earnings attributable to General Mills	$481.8	$529.5	(9.0)%	$890.8	$956.1	(6.8)%

Earnings per share - basic	$0.82	$0.88	(6.8)%	$1.50	$1.59	(5.7)%

Earnings per share - diluted	$0.80	$0.87	(8.0)%	$1.47	$1.56	(5.8)%

Dividends per share	$0.48	$0.44	9.1%	$0.96	$0.88	9.1%

	Quarter Ended			Six-Month Period Ended
	Nov. 27,	Nov. 29,	Basis Pt	Nov. 27,	Nov. 29,	Basis Pt
	2016	2015	Change	2016	2015	Change
Comparisons as a % of net sales:
Gross margin	37.0%	34.8%	220	36.6%	35.9%	70
Selling, general, and administrative expenses	17.2%	17.5%	(30)	17.7%	18.3%	(60)
Operating profit	18.7%	20.5%	(180)	17.6%	18.4%	(80)
Net earnings attributable to General Mills	11.7%	12.0%	(30)	11.1%	11.1%	—

	Quarter Ended			Six-Month Period Ended
	Nov. 27, 2016	Nov. 29, 2015	Basis Pt Change	Nov. 27, 2016	Nov. 29, 2015	Basis Pt Change
Comparisons as a % of net sales excluding certain items affecting comparability (a):
Adjusted gross margin	36.8%	35.5%	130	37.1%	36.6%	50
Adjusted operating profit	19.6%	18.0%	160	19.4%	18.2%	120
Adjusted net earnings attributable to General Mills	12.4%	11.3%	110	12.3%	11.4%	90

(a)	See Note 7 for a reconciliation of these measures not defined by generally accepted accounting principles (GAAP).

See accompanying notes to consolidated financial statements.

Operating Segment Results and Supplementary Information

GENERAL MILLS, INC. AND SUBSIDIARIES

(Unaudited) (In Millions)

	Quarter Ended			Six-Month Period Ended
	Nov. 27, 2016	Nov. 29, 2015	% Change	Nov. 27, 2016	Nov. 29, 2015	% Change
Net sales:
U.S. Retail	$2,521.3	$2,761.9	(8.7)%	$4,853.1	$5,293.1	(8.3)%
International	1,103.3	1,157.2	(4.7)%	2,233.1	2,356.2	(5.2)%
Convenience Stores and Foodservice	487.5	505.8	(3.6)%	933.8	983.5	(5.1)%

Total	$4,112.1	$4,424.9	(7.1)%	$8,020.0	$8,632.8	(7.1)%

Operating profit:
U.S. Retail	$615.4	$600.4	2.5%	$1,209.8	$1,230.1	(1.7)%
International	105.9	136.2	(22.2)%	205.9	253.2	(18.7)%
Convenience Stores and Foodservice	109.1	102.8	6.1%	201.8	182.6	10.5%

Total segment operating profit	830.4	839.4	(1.1)%	1,617.5	1,665.9	(2.9)%

Unallocated corporate items	19.0	71.5	(73.4)%	101.4	154.6	(34.4)%
Divestitures loss (gain)	13.5	(199.1)	NM	13.5	(199.1)	NM
Restructuring, impairment, and other exit costs	29.0	61.3	(52.7)%	87.9	121.4	(27.6)%

Operating profit	$768.9	$905.7	(15.1)%	$1,414.7	$1,589.0	(11.0)%

	Quarter Ended			Six-Month Period Ended
	Nov. 27, 2016	Nov. 29, 2015	Basis Pt Change	Nov. 27, 2016	Nov. 29, 2015	Basis Pt Change
Segment operating profit as a % of net sales:
U.S. Retail	24.4%	21.7%	270	24.9%	23.2%	170
International	9.6%	11.8%	(220)	9.2%	10.7%	(150)
Convenience Stores and Foodservice	22.4%	20.3%	210	21.6%	18.6%	300

Total segment operating profit	20.2%	19.0%	120	20.2%	19.3%	90

See accompanying notes to consolidated financial statements.

Consolidated Balance Sheets

GENERAL MILLS, INC. AND SUBSIDIARIES

(In Millions, Except Par Value)

	Nov. 27, 2016	Nov. 29, 2015	May 29, 2016
	(Unaudited)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$809.7	$649.8	$763.7
Receivables	1,382.7	1,461.3	1,360.8
Inventories	1,525.5	1,455.0	1,413.7
Prepaid expenses and other current assets	393.6	382.9	399.0

Total current assets	4,111.5	3,949.0	3,937.2

Land, buildings, and equipment	3,571.3	3,588.4	3,743.6
Goodwill	8,679.1	8,602.1	8,741.2
Other intangible assets	4,487.4	4,471.0	4,538.6
Other assets	752.8	879.6	751.7

Total assets	$21,602.1	$21,490.1	$21,712.3

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,938.3	$1,704.1	$2,046.5
Current portion of long-term debt	1,507.6	1,100.2	1,103.4
Notes payable	1,421.7	306.7	269.8
Other current liabilities	1,376.8	1,858.4	1,595.0

Total current liabilities	6,244.4	4,969.4	5,014.7
Long-term debt	6,542.0	7,416.6	7,057.7
Deferred income taxes	1,506.4	1,409.7	1,399.6
Other liabilities	1,981.8	1,711.8	2,087.6

Total liabilities	16,274.6	15,507.5	15,559.6

Redeemable interest	801.7	817.4	845.6

Stockholders’ equity:
Common stock, 754.6 shares issued, $0.10 par value	75.5	75.5	75.5
Additional paid-in capital	1,179.4	1,155.4	1,177.0
Retained earnings	12,931.8	12,416.0	12,616.5
Common stock in treasury, at cost, shares of 174.4, 161.3 and 157.8	(7,529.2)	(6,442.9)	(6,326.6)
Accumulated other comprehensive loss	(2,476.9)	(2,407.0)	(2,612.2)

Total stockholders’ equity	4,180.6	4,797.0	4,930.2
Noncontrolling interests	345.2	368.2	376.9

Total equity	4,525.8	5,165.2	5,307.1

Total liabilities and equity	$21,602.1	$21,490.1	$21,712.3

See accompanying notes to consolidated financial statements.

Consolidated Statements of Cash Flows

GENERAL MILLS, INC. AND SUBSIDIARIES

(Unaudited) (In Millions)

	Six-Month Period Ended
	Nov. 27, 2016	Nov. 29, 2015
Cash Flows - Operating Activities
Net earnings, including earnings attributable to redeemable and noncontrolling interests	$915.3	$978.7
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	301.1	292.5
After-tax earnings from joint ventures	(54.0)	(48.9)
Distributions of earnings from joint ventures	31.9	28.6
Stock-based compensation	56.2	52.7
Deferred income taxes	94.6	(32.7)
Tax benefit on exercised options	(59.7)	(44.7)
Pension and other postretirement benefit plan contributions	(22.6)	(22.7)
Pension and other postretirement benefit plan costs	17.9	58.9
Divestitures loss (gain)	13.5	(199.1)
Restructuring, impairment, and other exit costs	71.0	89.8
Changes in current assets and liabilities	(372.3)	57.0
Other, net	(5.3)	(54.1)

Net cash provided by operating activities	987.6	1,156.0

Cash Flows - Investing Activities
Purchases of land, buildings, and equipment	(318.3)	(293.5)
Investments in affiliates, net	(7.7)	11.7
Proceeds from disposal of land, buildings, and equipment	0.4	1.2
Proceeds from divestitures	17.5	822.7
Exchangeable note	13.0	—
Other, net	15.1	(19.1)

Net cash (used) provided by investing activities	(280.0)	523.0

Cash Flows - Financing Activities
Change in notes payable	1,164.5	(293.7)
Payment of long-term debt	(0.1)	(0.3)
Proceeds from common stock issued on exercised options	77.0	64.5
Tax benefit on exercised options	59.7	44.7
Purchases of common stock for treasury	(1,349.9)	(549.0)
Dividends paid	(575.5)	(530.9)
Distributions to noncontrolling and redeemable interest holders	(4.6)	(77.2)
Other, net	—	0.1

Net cash used by financing activities	(628.9)	(1,341.8)

Effect of exchange rate changes on cash and cash equivalents	(32.7)	(21.6)

Increase in cash and cash equivalents	46.0	315.6
Cash and cash equivalents - beginning of year	763.7	334.2

Cash and cash equivalents - end of period	$809.7	$649.8

Cash Flow from changes in current assets and liabilities:
Receivables	$(45.3)	$(109.9)
Inventories	(120.7)	(196.2)
Prepaid expenses and other current assets	(2.3)	18.6
Accounts payable	(19.9)	56.3
Other current liabilities	(184.1)	288.2

Changes in current assets and liabilities	$(372.3)	$57.0

See accompanying notes to consolidated financial statements.

GENERAL MILLS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(1)	The accompanying Consolidated Financial Statements of General Mills, Inc. (we, us, our, General Mills, or the Company) have been prepared in accordance with accounting principles generally accepted in the United States for annual and interim financial information. In the opinion of management, all adjustments considered necessary for a fair presentation have been included and are of a normal recurring nature.

(2)	During the second quarter of fiscal 2017, we sold our Martel, Ohio manufacturing facility in our Convenience Stores and Foodservice segment and simultaneously entered into a co-packing arrangement with the purchaser. We received $17.5 million in cash, and recorded a pre-tax loss of $13.5 million.

During the second quarter of fiscal 2016, we sold our North American Green Giant product lines for $822.7 million in cash, and we recorded a pre-tax gain of $199.1 million. We received net cash proceeds of $788.0 million after transaction-related costs. After the divestiture, we retained a brand intangible asset of $30.1 million related to our continued use of the Green Giant brand in certain markets outside of North America.

(3)	We are currently pursuing several multi-year restructuring initiatives designed to increase our efficiency and focus our business behind our key growth strategies. Charges related to these activities were as follows:

	Quarter Ended		Six-Month Period Ended
In Millions	Nov. 27, 2016	Nov. 29, 2015	Nov. 27, 2016	Nov. 29, 2015
Cost of sales	$12.8	$21.8	$26.4	$43.6
Restructuring, impairment, and other exit costs	29.0	61.3	87.9	121.4

Total restructuring charges	$41.8	$83.1	$114.3	$165.0

Project-related costs classified in cost of sales	$11.1	$16.2	$24.9	$29.3

In the second quarter of fiscal 2017, we notified the employees and their representatives of our decision to close our pasta manufacturing facility in Melbourne, Australia in our International segment to improve our margin structure. This action will affect approximately 350 positions and we expect to incur approximately $34 million of net expenses relating to this action, most of which will be non-cash. We recorded $12.0 million in the second quarter of fiscal 2017 relating to this action. We expect these actions to be completed by the end of fiscal 2018.

In the first quarter of fiscal 2017, we announced a plan to restructure certain product lines in our International segment. To eliminate excess capacity, we will close our snacks manufacturing facility in Marília, Brazil and cease production operations for meals and snacks at our facility in São Bernardo do Campo, Brazil. We will also cease production of certain underperforming snack products at our facility in Nanjing, China. These and other actions, which are subject to appropriate consultation with employees and their representatives where required by law or practice, will affect approximately 420 positions in our Brazilian operations and approximately 440 positions in our Greater China operations. We expect to incur approximately $46 million of net expenses of which approximately $8 million will be cash. We recorded $6.9 million of restructuring charges in the second quarter of fiscal 2017 and $43.3 million in the six-month period ended November 27, 2016 relating to this action. We expect these actions to be completed by the end of fiscal 2017.

In the first quarter of fiscal 2017, we approved a plan to close our Vineland, New Jersey facility to eliminate excess soup capacity in our U.S. Retail segment. This action will affect approximately 370 positions and we expect to incur approximately $66 million of net expense of which approximately $23 million will be cash. We recorded $7.0 million of restructuring charges in the second quarter of fiscal 2017 and $27.9 million in the six-month period ended November 27, 2016 relating to this action. We expect this action to be completed by the end of fiscal 2019.

In addition, we recorded restructuring charges of $15.9 million in the second quarter of fiscal 2017, $83.1 million in the second quarter of fiscal 2016, $31.1 million in the six-month period ended November 27, 2016, and $165.0 million in the six-month period ended November 29, 2015 relating to other restructuring actions previously announced.

During the six-month period ended November 27, 2016 we paid $43.3 million in cash relating to restructuring initiatives.

In addition to restructuring charges, we recorded $11.1 million of project-related costs in cost of sales in the second quarter of fiscal 2017 and $24.9 million in the six-month period ended November 27, 2016. We expect to incur approximately $29.5 million of project-related costs in future periods related to our restructuring initiatives.

Details of our current restructuring initiatives were as follows:

	As Reported
	Six-Month Period Ended				Fiscal 2016 and 2015		Estimated
In Millions	Nov. 27, 2016		Nov. 29, 2015		Total		Future		Total
	Charge	Cash	Charge	Cash	Charge	Cash	Charge	Cash	Charge	Cash	Savings (b)
Closure of Melbourne, Australia plant	$12.0	$—	$—	$—	$—	$—	$22	$—	$34	$—
Restructuring of certain International product lines	43.3	10.4	—	—	—	—	3	—	46	8
Closure of Vineland, New Jersey plant	27.9	1.2	—	—	—	—	38	22	66	23
Project Compass	1.0	8.0	53.6	25.5	54.7	36.1	3	14	58	58
Project Century	30.1	20.6	111.2	13.1	364.4	46.1	42	83	436	150
Project Catalyst	—	0.5	0.2	35.6	140.9	92.8	—	25	141	118
Combination of certain operational facilities	—	2.6	—	1.0	13.9	11.0	1	—	15	12
Other	—		—	—	—		—	—	—	—

Total restructuring charges (a)	114.3	43.3	165.0	75.2	573.9	186.0	109	144	796	369
Project-related costs	24.9	28.6	29.3	27.2	70.7	64.2	29	32	125	125

Restructuring charges and project-related costs	$139.2	$71.9	$194.3	$102.4	$644.6	$250.2	$138	$176	$921	$494	$620

(a)	Includes $26.4 million of restructuring charges recorded in cost of sales during fiscal 2017 and $43.6 million in fiscal 2016.
(b)	Cumulative annual savings targeted by fiscal 2018. Includes savings from SG&A cost reduction projects.

(4)	Unallocated corporate expense totaled $19 million in the second quarter of fiscal 2017 compared to $72 million in the same period in fiscal 2016. In the second quarter of fiscal 2017, we recorded $13 million of restructuring charges and $11 million of restructuring initiative project-related costs in cost of sales compared to $22 million of restructuring charges and $16 million of restructuring initiative project-related costs in cost of sales in the same period last year. In addition, we recorded a $29 million net decrease in expense related to the mark-to-market valuation of certain commodity positions and grain inventories in the second quarter of fiscal 2017 compared to an $8 million net decrease in expense in the same period last year.

Unallocated corporate expense totaled $101 million in the six-month period ended November 27, 2016, compared to $155 million in the same period last year. In the six-month period ended November 27, 2016, we recorded $26 million of restructuring charges and $25 million of restructuring initiative project-related costs compared to $44 million of restructuring charges and $29 million of restructuring initiative project-related costs in the same period last year. In addition, we recorded a $12 million net decrease in expense related to the mark-to-market valuation of certain commodity positions and grain inventories in the six-month period ended November 27, 2016, compared to a $10 million net decrease in expense in the same period a year ago.

(5)	Basic and diluted earnings per share (EPS) were calculated as follows:

	Quarter Ended		Six-Month Period Ended
In Millions, Except per Share Data	Nov. 27, 2016	Nov. 29, 2015	Nov. 27, 2016	Nov. 29, 2015
Net earnings attributable to General Mills	$481.8	$529.5	$890.8	$956.1

Average number of common shares - basic EPS	588.8	599.4	594.4	600.8
Incremental share effect from: (a)
Stock options	8.1	9.8	8.8	10.1
Restricted stock, restricted stock units, and other	2.8	3.2	2.8	3.2

Average number of common shares - diluted EPS	599.7	612.4	606.0	614.1

Earnings per share - basic	$0.82	$0.88	$1.50	$1.59
Earnings per share - diluted	$0.80	$0.87	$1.47	$1.56

(a)	Incremental shares from stock options, restricted stock units, and performance share units are computed by the treasury stock method.

(6)	The effective tax rate for the second quarter of fiscal 2017 was 32.8 percent compared to 37.4 percent for the second quarter of fiscal 2016. The 4.6 percentage point decrease was primarily related to significant non-deductible expenses related to the Green Giant divestiture in the second quarter of fiscal 2016.

(7)	We have included the following measures in this release that are not defined by GAAP: (1) Organic net sales growth rates, (2) diluted EPS excluding certain items affecting comparability, (3) diluted EPS excluding certain items affecting comparability growth rates on a constant-currency basis, (4) total segment operating profit, (5) constant-currency total segment operating profit growth rates, (6) constant-currency International segment operating profit growth rates, (7) constant-currency net sales growth rates for our International segment, (8) constant-currency after-tax earnings from joint ventures growth rates, (9) earnings comparisons as a percent of net sales excluding certain items affecting comparability, and (10) effective income tax rates excluding certain items affecting comparability.

Organic net sales growth rates, diluted EPS excluding certain items affecting comparability and the related growth rate on a constant-currency basis, and total segment operating profit and related constant-currency growth rates are used in reporting to our executive management and as a component of our Board of Directors’ measurement of our performance for incentive compensation purposes. We believe that these measures provide useful supplemental information to assess our operating performance. The adjustments are either items resulting from infrequently occurring events or items that, in our management’s judgment, significantly affect the period-over-period assessment of operating results. These measures are reconciled below to the measures as reported in accordance with GAAP, and should be viewed in addition to, and not in lieu of, our diluted EPS and operating performance measures as calculated in accordance with GAAP.

We provide organic net sales growth rates for our consolidated net sales and segment net sales. We believe that organic net sales growth rates provide useful information to investors because they provide transparency to underlying performance in our net sales by excluding the effect that foreign currency exchange rate fluctuations, as well as acquisitions, divestitures, and a 53rd week, when applicable, have on year-to-year comparability. A reconciliation of these measures to reported net sales growth rates, the relevant GAAP measures, are included in our Operating Segment Results above.

Certain measures in this release are presented excluding the impact of foreign currency exchange (constant-currency). To present this information, current period results for entities reporting in currencies other than United States dollars are translated into United States dollars at the average exchange rates in effect during the corresponding period of the prior fiscal year, rather than the actual average exchange rates in effect during the current fiscal year. Therefore, the foreign currency impact is equal to current year results in local currencies multiplied by the change in the average foreign currency exchange rate between the current fiscal period and the corresponding period of the prior fiscal year. We believe that these constant-currency measures provide useful information to investors because they provide transparency to underlying performance by excluding the effect that foreign currency exchange rate fluctuations have on period-to-period comparability given volatility in foreign currency exchange markets.

Our fiscal 2017 outlook for organic net sales growth, constant-currency total segment operating profit and adjusted diluted EPS, and adjusted operating profit margin are non-GAAP financial measures that exclude, or have otherwise been adjusted for, items impacting comparability, including the effect of foreign currency exchange rate fluctuations, restructuring charges and project-related costs, and mark-to-market effects. Our fiscal 2017 outlook for organic net sales growth also excludes the effect of acquisitions and divestitures. We are not able to reconcile these forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures without unreasonable efforts because we are unable to predict with a reasonable degree of certainty the actual impact of changes in foreign currency exchange rates and commodity prices or the timing of acquisitions, divestitures and restructuring actions throughout fiscal 2017. The unavailable information could have a significant impact on our fiscal 2017 GAAP financial results.

For fiscal 2017, we currently expect: the impact of foreign currency exchange rates (based on blend of forward and forecasted rates and hedge positions), acquisitions, and divestitures to decrease net sales growth by 200 basis points; foreign currency exchange rates to have an immaterial impact on total segment operating profit and adjusted diluted EPS; and total restructuring charges and project-related costs related to actions previously announced to total $243 million.

Diluted EPS excluding certain items affecting comparability and the related constant-currency growth rates follows:

	Quarter Ended			Six-Month Period Ended			Fiscal Year
Per Share Data	Nov. 27, 2016	Nov. 29, 2015	Change	Nov. 27, 2016	Nov. 29, 2015	Change	2016
Diluted earnings per share, as reported	$0.80	$0.87	(8)%	$1.47	$1.56	(6)%	$2.77
Mark-to-market effects (a)(d)	(0.03)	(0.01)		(0.01)	(0.01)		(0.07)
Restructuring charges (b)(d)	0.05	0.08		0.13	0.17		0.26
Project-related costs (b)(d)	0.02	0.02		0.03	0.03		0.06
Divestitures loss (gain), net (c)(d)	0.01	(0.14)		0.01	(0.14)		(0.10)

Diluted earnings per share, excluding certain items affecting comparability	$0.85	$0.82	4%	$1.63	$1.61	1%	$2.92

Foreign currency exchange impact			(1)			(1)%

Diluted earnings per share growth, excluding certain items affecting comparability, on a constant-currency basis			5%			2%

(a)	See Note 4.
(b)	See Note 3.
(c)	See Note 2.
(d)	See reconciliation of effective income tax rate excluding certain items affecting comparability below for tax impact of adjustment.

A reconciliation of total segment operating profit to the relevant GAAP measure, operating profit, is included in the Statements of Operating Segment Results.

Constant-currency total segment operating profit growth rates follows:

	Percentage Change in Total Segment Operating Profit as Reported	Impact of Foreign Currency Exchange		Percentage Change in Total Segment Operating Profit on a Constant- Currency Basis
Quarter Ended Nov. 27, 2016	(1)%	(1	)pt	Flat
Six-Month Period Ended Nov. 27, 2016	(3)%	(1	)pt	(2)%

Constant-currency International segment operating profit growth rates follows:

	Percentage Change in International Segment Operating Profit as Reported	Impact of Foreign Currency Exchange		Percentage Change in International Segment Operating Profit on Constant- Currency Basis
Quarter Ended Nov. 27, 2016	(22)%	(4	) pts	(18)%
Six-Month Period Ended Nov. 27, 2016	(19)%	(4	) pts	(15)%

Constant-currency International segment region net sales growth rates follows:

	Quarter Ended Nov. 27, 2016
	Percentage Change in Net Sales as Reported	Impact of Foreign Currency Exchange		Percentage Change in Net Sales on Constant- Currency Basis
Europe	(7)%	(4	) pts	(3)%
Canada	(8)	(1)		(7)
Latin America	2	4		(2)
Asia/Pacific	(3)	(3)		—

Total International	(5)%	(2	) pts	(3)%

	Six-Month Period Ended Nov. 27, 2016
	Percentage Change in Net Sales as Reported	Impact of Foreign Currency Exchange		Percentage Change in Net Sales on Constant- Currency Basis
Europe	(8)	(4	) pts	(4)%
Canada	(6)%	(1)		(5)
Asia/Pacific	(3)	(4)		1
Latin America	(1)	(1)		—

Total International	(5)%	(2	) pts	(3)%

Constant-currency after-tax earnings from joint ventures growth rates follows:

	Percentage Change in After-tax Earnings from Joint Ventures as Reported	Impact of Foreign Currency Exchange	Percentage Change in After-tax Earnings from Joint Ventures on Constant-Currency Basis
Quarter Ended Nov. 27, 2016	28%	1 pts	27%
Six-Month Period Ended Nov. 27, 2016	10%	2 pts	8%

Earnings comparisons as a percent of net sales excluding certain items affecting comparability follows:

	Quarter Ended
In Millions	Nov. 27, 2016		Nov. 29, 2015
Comparisons as a % of Net Sales	Value	Percent of Net Sales	Value	Percent of Net Sales
Gross margin as reported (a)	$1,519.5	37.0%	$1,540.6	34.8%
Mark-to-market effects (b)	(29.1)	(0.7)%	(7.7)	(0.2)%
Restructuring charges (c)	12.8	0.3%	21.8	0.5%
Project-related costs (c)	11.1	0.2%	16.2	0.4%

Adjusted gross margin	$1,514.3	36.8%	$1,570.9	35.5%

Operating profit as reported	$768.9	18.7%	$905.7	20.5%
Mark-to-market effects (b)	(29.1)	(0.7)%	(7.7)	(0.2)%
Restructuring charges (c)	41.8	1.0%	83.1	1.9%
Project-related costs (c)	11.1	0.3%	16.2	0.3%
Divestitures loss (gain) (d)	13.5	0.3%	(199.1)	(4.5)%

Adjusted operating profit	$806.2	19.6%	$798.2	18.0%

Net earnings attributable to General Mills as reported	$481.8	11.7%	$529.5	12.0%
Mark-to-market effects, net of tax (b)(e)	(18.4)	(0.4)%	(4.9)	(0.1)%
Restructuring charges, net of tax (c)(e)	30.3	0.7%	52.8	1.2%
Project-related costs, net of tax (c)(e)	7.1	0.2%	10.3	0.2%
Divestitures loss (gain) (d)(e)	9.2	0.2%	(88.1)	(2.0)%

Adjusted net earnings attributable to General Mills	$510.0	12.4%	$499.6	11.3%

	Six-Month Period Ended
In Millions	Nov. 27, 2016		Nov. 29, 2015
Comparisons as a % of Net Sales	Value	Percent of Net Sales	Value	Percent of Net Sales
Gross margin as reported (a)	$2,936.4	36.6%	$3,095.2	35.8%
Mark-to-market effects (b)	(12.5)	(0.2)%	(10.4)	(0.1)%
Restructuring costs (c)	26.4	0.3%	43.6	0.5%
Project-related costs (c)	24.9	0.4%	29.3	0.4%

Adjusted gross margin	$2,975.2	37.1%	$3,157.7	36.6%

Operating profit as reported	$1,414.7	17.6%	$1,589.0	18.4%
Mark-to-market effects (b)	(12.5)	(0.1)%	(10.4)	(0.1)%
Restructuring costs (c)	114.3	1.4%	165.0	1.9%
Project-related costs (c)	24.9	0.3%	29.3	0.3%
Divestitures loss (gain) (d)	13.5	0.2%	(199.1)	(2.3)%

Adjusted operating profit	$1,554.9	19.4%	$1,573.8	18.2%

Net earnings attributable to General Mills as reported	$890.8	11.1%	$956.1	11.1%
Mark-to-market effects, net of tax (b)(e)	(7.9)	(0.1)%	(6.6)	(0.1)%
Restructuring charges, net of tax (c)(e)	78.6	0.9%	109.0	1.2%
Project-related costs, net of tax (c)(e)	15.9	0.3%	18.5	0.2%
Divestitures loss (gain) (d)(e)	9.2	0.1%	(88.1)	(1.0)%

Adjusted net earnings attributable to General Mills	$986.6	12.3%	$988.9	11.4%

(a)	Net sales less cost of sales.
(b)	See Note 4.
(c)	See Note 3.
(d)	See Note 2.
(e)	See reconciliation of effective income tax rate excluding certain items affecting comparability below for tax impact of adjustment.

A reconciliation of the effective income tax rate as reported to the effective income tax rate excluding certain items affecting comparability follows:

	Quarter Ended				Six-Month Period Ended
	Nov. 27, 2016		Nov. 29, 2015		Nov. 27, 2016		Nov. 29, 2015
In Millions	Pretax Earnings (a)	Income Taxes	Pretax Earnings (a)	Income Taxes	Pretax Earnings (a)	Income Taxes	Pretax Earnings (a)	Income Taxes
As reported	$693.4	$227.4	$831.9	$311.5	$1,265.3	$404.0	$1,439.9	$510.1
Mark-to-market effects (b)	(29.1)	(10.7)	(7.7)	(2.8)	(12.5)	(4.6)	(10.4)	(3.8)
Restructuring charges (c)	41.8	11.5	83.1	30.3	114.3	35.7	165.0	53.9
Project-related costs (c)	11.1	4.0	16.2	5.9	24.9	9.0	29.3	10.8
Divestitures loss (gain) (d)	13.5	4.3	(199.1)	(111.0)	13.5	4.3	(199.1)	(111.0)

As adjusted	$730.7	$236.5	$724.4	$233.9	$1,405.5	$448.4	$1,424.7	$460.0

Effective tax rate:
As reported		32.8%		37.4%		31.9%		35.4%
As adjusted		32.4%		32.3%		31.9%		32.3%

Sum of adjustments to income taxes		$9.1		$(77.6)		$44.4		$(50.1)

Average number of common shares - diluted EPS		599.7		612.4		606.0		614.1

Impact of income tax adjustments on diluted EPS excluding certain items affecting comparability		$0.02		$(0.13)		$0.07		$(0.08)

(a)	Earnings before income taxes and after-tax earnings from joint ventures.
(b)	See Note 4.
(c)	See Note 3.
(d)	See Note 2.

The non-GAAP forward-looking financial measures included in this release are not reconcilable to the equivalent GAAP measure because we cannot accurately predict the excluded variables that may impact these measures.